Exhibit  23.01




Consent  of  Independent  Accountants


We consent to the incorporation by reference in the registration statement of Made2Manage Systems, Inc. on Form S-8, pursuant to the Made2Manage Systems, Inc. Employee Stock Purchase Plan, of our report dated November 12, 1997, on our audits of the financial statements and financial statement schedules of Made2Manage Systems, Inc. as of December 31, 1995 and 1996 and September 30, 1997, and for the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997.




/S/    Coopers  &  Lybrand  L.L.P.

Indianapolis,  Indiana
January  28,  1998